Exhibit 10.1

OPTION TO PURCHASE AGREEMENT

Zermatt Resort – Midway, Utah
March 24, 2026

This Option to Purchase Agreement (“Agreement”) is entered into as of March 24, 2026 (“Effective Date”), by and between:

●	Wasatch Springs Management Holdings, LLC, a Utah limited liability company (“Seller”), and

●	TAP Real Estate Technologies, Inc., a Delaware corporation (“Option Holder”).

1. Recitals

WHEREAS, Seller owns certain real and personal property commonly known as the Zermatt Resort located in Midway, Utah, together with all related improvements, fixtures, equipment, leases, permits, contracts, and business operations (collectively, the “Resort”);

WHEREAS, Option Holder desires to obtain an exclusive option to acquire the Resort, subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

2. Grant of Exclusive Option

Seller hereby grants to Option Holder an exclusive option (the “Option”) to acquire the Resort, subject to the terms and conditions set forth herein and to be further documented in a definitive Purchase Agreement.

3. Option Period

The Option shall remain in effect for a period of sixty (60) days from the Effective Date (the “Option Period”).

Option Holder and Seller, by mutual agreement, may extend the Option Period as necessary.

4. Consideration for Option

As consideration for the grant of the Option, Option Holder shall pay to Seller the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the “Option Consideration”) within five (5) business days of the Effective Date.

The parties agree as follows:

●	The Option Consideration is non-refundable, except in the event of a material breach of this Agreement by Seller.
●	The Option Consideration shall be credited toward the purchase price of the Resort upon exercise of the Option and closing of the transaction.
●	If the Option is not exercised within the Option Period (as may be extended), the Option Consideration shall be retained by Seller as full and earned consideration for granting the Option.
●	In the event Seller breaches this Agreement, Option Holder shall be entitled to:

○	Return of the Option Consideration, and
○	Any additional remedies available under this Agreement or at law.

5. Exclusivity / No-Shop

During the Option Period (including any extension), Seller shall not, directly or indirectly:

●	Solicit, initiate, entertain, or negotiate any alternative transaction involving the Resort.
●	Enter into any agreement, letter of intent, or understanding with any third party.
●	Provide non-public information concerning the Resort to any third party (except as required by law or to professional advisors under confidentiality obligations).

Remedies:

In the event of a breach of this Section, Option Holder shall be entitled to:

●	Injunctive relief.
●	Reimbursement of documented out-of-pocket diligence costs.
●	Extension of the Option Period for the duration of such breach.

6. Due Diligence and Access

During the Option Period, Seller shall provide Option Holder and its representatives with:

●	Full access to all books, records, financial statements, contracts, title reports, surveys, environmental reports, leases, permits, insurance policies, and other materials reasonably requested.
●	Reasonable physical access to the Resort.
●	Direct assess to all lenders, vendors, employees, homeowners’ associations, and other relevant third parties.

7. Operational Matters

During the Option Period:

●	Option Holder shall have full operational control of the Resort.
●	Seller shall not, without Option Holder’s prior written consent:

o	Enter into any material new contracts.
o	Incur additional indebtedness.
o	Modify or terminate material agreements.
o	Dispose of material assets.

7. Lender and Stakeholder Engagement

Seller shall reasonably cooperate with Option Holder in connection with:

●	Communications with existing lenders and creditors.
●	Evaluation of debt, lien, and obligation structures.
●	Exploration of restructuring, payoff, or recapitalization alternatives.

8. No Assumption of Liabilities

Option Holder shall not assume any liabilities, debts, obligations, or claims relating to the Resort unless and until a definitive Purchase Agreement is executed and the transaction is consummated.

9. Exercise of Option

Option Holder may exercise the Option by delivering written notice to Seller prior to expiration of the Option Period. The purchase price to exercise the Option will be the appraised value of the Resort based on Option Holder’s appraisal less any debt on the Resort that Option Holder will be assuming less the Option Consideration, or such other amount as the parties shall mutually agree.

Such exercise shall be accompanied by a proposed term sheet or draft Purchase Agreement setting forth:

●	Purchase price (including purchase price calculation methodology).
●	Transaction structure (including equity and/or debt components).
●	Treatment of existing indebtedness.

Upon exercise, the parties shall negotiate in good faith and execute a definitive Purchase Agreement within a commercially reasonable period.

10. Transaction Framework

The parties acknowledge that the contemplated transaction may include a combination of:

●	Equity consideration.
●	Assumption, restructuring, or satisfaction of existing indebtedness.
●	Additional capital contributions.

The final structure shall be set forth in the definitive Purchase Agreement.

11. Assignment

Option Holder may assign its rights under this Agreement to:

●	Affiliates.
●	Financing sources.
●	Special purpose entities formed for purposes of acquiring the Resort.

12. Default and Remedies

In the event of a material breach by Seller:

●	Option Holder shall be entitled to specific performance.
●	Option Holder may extend the Option Period.
●	Option Holder may recover reasonable out-of-pocket costs and expenses.

13. Confidentiality

The parties agree to keep the existence and terms of this Agreement confidential, except as required by law or disclosed to legal, financial, or tax advisors under confidentiality obligations.

14. Governing Law; Venue

This Agreement shall be governed by the laws of the State of Utah, and any disputes shall be resolved in the state or federal courts located in Salt Lake County, Utah.

15. Miscellaneous

●	This Agreement constitutes the entire agreement between the parties.
●	Any amendments must be in writing and signed by both parties.
●	This Agreement may be executed in counterparts and by electronic signature.

IN WITNESS WHEREOF, this Agreement is hereby executed by the parties to be effective as of the date first set forth above.

SELLER:

Wasatch Springs Management Holdings, LLC

By:
[Name], [Title]

OPTION HOLDER:

TAP Real Estate Technologies, Inc.

By:
Gregory Hopkins, Chief Executive Officer

[Signature Page to Option to Purchase Agreement]